Exhibit 99.1
Sonic Automotive, Inc. First Quarter 2011 Earnings up $9.2 million or 140%; Strong Growth
Trends Continue as Sonic’s Volume Outperforms Industry
CHARLOTTE, N.C. – April 26, 2011 – Sonic Automotive, Inc. (NYSE: SAH), one of the nation’s largest automotive retailers, today reported that 2011 first quarter earnings from continuing operations were $0.27 per diluted share compared to $0.12 per diluted share in the prior year quarter. The prior year period included pretax charges of $0.9 million, or $0.01 per diluted share, related to various debt refinancing transactions completed during the first quarter of 2010.
First Quarter 2011 Highlights
•	Continuing operations net profit up $9.2 million or 140%
•	Total revenues up 19% over prior year quarter
•	New vehicle volume up 27%
•	Used vehicle volume up 18%; Record used vehicle sales
•	Parts and Service revenue up 6%
Business Overview
•	Company growth trends continue across all business lines
•	Automotive retailing industry continues its steady rebound
•	SG&A metrics improved significantly from prior year quarter
•	Profits continue to benefit from debt reduction strategy
Company Strategy
•	Organic growth through focus on the base business
•	Converting leased properties to owned properties
•	Opportunistically reduce debt
Commenting on the first quarter results, B. Scott Smith, the Company’s President, said, “We are pleased with this quarter’s operating performance. Our continuing operations profit was up significantly from the prior year quarter due to our strong revenue growth and the improvement in our SG&A to gross profit metrics. We saw no disruption to our first quarter business from the natural disaster in Japan. We will provide a further business outlook on our conference call later this afternoon.”
Mr. Smith further stated, “Sonic Automotive’s new vehicle volume grew 27% over the first quarter of last year compared with new vehicle industry volume growth of 18% over the same period. Our ability to outperform the industry trend is a direct result of our strategy to grow our base business through the implementation of predictable, repeatable and sustainable best practices at each of our dealerships. We are seeing similar results in each of our business lines as we continue the rollout of our operational playbooks. We continued to see strong, steady growth in the automotive retailing sector this quarter and expect that to continue over the course of this year.”
The Company’s used vehicle retail volume was up 18% with used vehicle retail revenues up 15%. Parts and service revenue was up 6% compared to the first quarter of last year. Commenting on the business, Jeff Dyke, the

Company’s EVP of Operations, stated, “The used vehicle business remains very robust and we continue to gain market share. Our playbook implementation is the most advanced in this segment of our business but we continue to see tremendous growth potential. In our parts and service business, the growth trends we saw in the second half of 2010 have continued into 2011. Growing this high margin area of our business remains a key focus of our operational playbook rollout.”
Presentation materials for the Company’s April 26, 2011 earnings conference call at 2:00 P.M. (Eastern) can be accessed on the Company’s website at www.sonicautomotive.com by clicking on the “Investor Relations” tab under “Our Company” and choosing “Webcasts & Presentations”.
To access the live broadcast of the call over the Internet go to:
www.sonicautomotive.com
A live audio of the call will be accessible to the public by calling (877) 791-3416. International callers dial (706) 643-0958. Callers should dial in approximately 10 minutes before the call begins.
A conference call replay will be available one hour following the call for seven days and can be accessed by calling: 800-642-1687, Conference ID: 56248512, International callers dial (706) 645-9291.
About Sonic Automotive
Sonic Automotive, Inc., a Fortune 500 company based in Charlotte, N.C., is one of the nation’s largest automotive retailers. Sonic can be reached on the web at www.sonicautomotive.com.
Included herein are forward-looking statements, including statements with respect to future industry growth trends and future impacts from the implementation of our various operational playbooks. There are many factors that affect management’s views about future events and trends of the Company’s business. These factors involve risk and uncertainties that could cause actual results or trends to differ materially from management’s view, including without limitation, economic conditions in the markets in which we operate, new and used vehicle sales volume, the success of our operational strategies, the rate and timing of overall economic recovery and the risk factors described in the Company’s annual report on Form 10-K for the year ending December 31, 2010. The Company does not undertake any obligation to update forward-looking information.

Sonic Automotive, Inc.
Results of Operations (Unaudited)
(In thousands, except per share, unit data and percentage amounts)

	First Quarter Ended March 31,
	2011	2010
Revenues

New retail vehicles	$917,105	$734,592

Fleet vehicles	63,640	43,652

Total new vehicles	980,745	778,244

Used vehicles	482,031	418,849

Wholesale vehicles	35,362	30,806

Total vehicles	1,498,138	1,227,899

Parts, service and collision repair	291,770	275,172

Finance, insurance and other	49,468	40,595

Total revenues	1,839,376	1,543,666

Total gross profit	291,168	265,879

SG&A expenses	(232,514)	(220,653)

Impairment charges	(17)	(44)

Depreciation	(9,992)	(8,418)

Operating income	48,645	36,764

Interest expense, floor plan	(5,436)	(4,798)

Interest expense, other, net	(15,447)	(17,151)

Interest expense, non-cash, convertible debt	(1,694)	(1,677)

Interest expense / amortization, non-cash, cash flow swaps	178	(1,683)

Other income (expense), net	73	64

Income from continuing operations before taxes	26,319	11,519

Provision for income taxes	(10,528)	(4,953)

Income from continuing operations	15,791	6,566

Loss from discontinued operations	(827)	(2,412)

Net income	$14,964	$4,154

Diluted:

Weighted average common shares outstanding	65,950	52,579

Earnings per share from continuing operations	$0.27	$0.12

Loss per share from discontinued operations	(0.01)	(0.04)

Earnings per share	$0.26	$0.08

Gross Margin Data (Continuing Operations):

New retail vehicles	6.3%	6.9%

Fleet vehicles	3.1%	3.7%

Total new vehicles	6.1%	6.8%

Used vehicles	7.9%	8.3%

Total vehicles retail	6.7%	7.3%

Wholesale vehicles	(1.3%)	(2.1%)

Parts, service and collision repair	49.3%	50.4%

Finance, insurance and other	100.0%	100.0%

Overall gross margin	15.8%	17.2%

SG&A Expenses (Continuing Operations):

Personnel	$136,565	$128,890

Advertising	13,782	11,175

Rent and rent related	30,416	32,850

Other	51,751	47,738

Total	$232,514	$220,653

SG&A Expenses as % of Gross Profit	79.9%	83.0%

Operating Margin %	2.6%	2.4%

Unit Data (Continuing Operations):

New retail units	26,896	21,382

Fleet units	2,488	1,750

Total new units	29,384	23,132

Used units	25,245	21,492

Total units retailed	54,629	44,624

Wholesale units	5,644	5,128

Other Data:

Continuing Operations unit volume percentage changes:

New retail units	25.8%

Fleet units	42.2%

Total new units	27.0%

Used units	17.5%

Total units retailed	22.4%

Wholesale units	10.1%

Sonic Automotive, Inc.
Earnings Per Share Reconciliation (Unaudited)
(In thousands, except per share data)

	For the First Quarter Ended March 31, 2011
		Income		Loss
		From Continuing		From Discontinued
		Operations		Operations		Net Income
	Weighted		Per		Per		Per
	Average		Share		Share		Share
	Shares	Amount	Amount	Amount	Amount	Amount	Amount
Earnings (Loss) and Shares	52,416	$15,791		$(827)		$14,964
Effect of Participating Securities:
Unvested Restricted Stock and Stock Units	—	(206)		—		(206)

Basic Earnings (Loss) Per Share	52,416	$15,585	$0.30	$(827)	$(0.02)	$14,758	$0.28
Effect of Dilutive Securities:
Contingently Convertible Debt (5.0% Convertible Notes)	12,890	2,310		—		2,310
Stock Compensation Plans	644

Diluted Earnings (Loss) Per Share	65,950	$17,895	$0.27	$(827)	$(0.01)	$17,068	$0.26

	For the First Quarter Ended March 31, 2010
		Income		Loss
		From Continuing		From Discontinued
		Operations		Operations		Net Income
	Weighted		Per		Per		Per
	Average		Share		Share		Share
	Shares	Amount	Amount	Amount	Amount	Amount	Amount
Earnings (Loss) and Shares	51,889	$6,566		$(2,412)		$4,154
Effect of Participating Securities:
Unvested Restricted Stock and Stock Units	—	(79)		—		(79)

Basic Earnings (Loss) Per Share	51,889	$6,487	$0.13	$(2,412)	$(0.05)	$4,075	$0.08
Effect of Dilutive Securities:
Stock Compensation Plans	690

Diluted Earnings (Loss) Per Share	52,579	$6,487	$0.12	$(2,412)	$(0.04)	$4,075	$0.08